Exhibit 5.1

609 Main Street
Houston, TX 77002
United States
Facsimile:
+ 713 836 3600	+1 713 836 3600
www.kirkland.com

June 28, 2024

Verde Clean Fuels, Inc.

711 Louisiana Street, Suite 2160

Houston, Texas 77002

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Verde Clean Fuels, Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof.

The Registration Statement is prepared to convert the registration statement originally filed with the Commission under the Securities Act on April 20, 2023 on Form S-1 (No. 333-271360), which was declared effective by the Commission on June 2, 2023 (the “Prior Registration Statement”), into a registration statement on Form S-3.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement.

The Registration Statement relates to (a) the issuance of up to 15,383,263 shares (the “Warrant Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, issuable upon the exercise of Company’s warrants, consisting of (i) up to 2,475,000 shares of Class A Common Stock issuable upon the exercise of warrants that were originally issued in a private placement (the “Private Placement Warrants”) to CENAQ Sponsor LLC, a Delaware limited liability company (“CENAQ Sponsor”) and (ii) up to 12,908,263 shares of Class A Common Stock issuable upon the exercise of warrants (together with the Private Placement Warrants, the “Warrants”) originally issued as part of the units sold by CENAQ Energy Corp. in its initial public offering, and (b) the resale or distribution from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees (the “Selling Securityholders”) of

(i)	up to 1,879,257 Private Placement Warrants to purchase shares of Class A Common Stock; and

(ii)	up to 31,175,284 shares of Class A Common Stock (the “Selling Stockholder Shares” and, together with the Warrant Shares and the Private Placement Warrants, the “Securities”), consisting of:

●	3,420,095 shares of Class A Common Stock held initially issued to CENAQ Sponsor;

●	22,500,000 shares of Class A Common Stock issuable upon the exchange of Class C common units of Verde Clean Fuels OpCo, LLC, a Delaware limited liability company, and an equal number of shares of Class C common stock, par value $0.0001 per share, of the Company;

●	3,200,000 shares of Class A Common Stock originally issued and sold to certain of the Selling Securityholders pursuant to subscription agreements dated as of August 12, 2022;

●	142,478 shares of Class A Common Stock held directly by certain qualified institutional buyers or institutional accredited investors;

●	1,879,257 shares of Class A Common Stock underlying the Private Placement Warrants; and

●	up to 33,454 shares of Class A Common Stock issued upon the conversion of that certain promissory note, dated as of February 15, 2023, issued to CENAQ Sponsor by the Company (the “Promissory Note”).

The Company issued the Warrants pursuant to a Warrant Agreement, dated August 17, 2021, by and between the Company and Continental Stock Transfer & Trust Company, the warrant agent (the “Warrant Agreement”).

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including: (i) the organizational documents of the Company, (ii) resolutions and records of the corporate proceedings of the Company with respect to the issuance of the Securities, (iii) the Prior Registration Statement and the exhibits thereto, (iv) the Warrant Agreement, (v) the Warrants, (vi) the Promissory Note and (vii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Private Placement Warrants are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

2.	The Warrant Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.	The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law or (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

3